SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report October 28, 2003 Commission File Number 1-6364

                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                                    22-1901645
  (State of incorporation)                  (IRS employer identification no.)

                 1 South Jersey Plaza, Folsom, New Jersey 08037
          (Address of principal executive offices, including zip code)

                                 (609) 561-9000
              (Registrant's telephone number, including area code)


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Item 12. Results of Operations and Financial Conditions

Recent Earnings

South Jersey Industries' (SJI) unaudited consolidated revenues, loss from continuing operations before accounting changes and discontinued operations and net income for the third quarter of 2003 were $90.1 million, $1.6 million and $2.0 million, respectively. These results compared with the following respective unaudited amounts for the quarter ended September 30, 2002: $69.1 million, $3.2 million and $3.2 million. Strong performance at SJI's wholesale energy marketing business, the commencement of full operations at our thermal energy plant in Atlantic City, NJ, customer growth at SJI's utility and retail gas marketing businesses, and lower interest rates, were the primary contributors to performance improvement.

                                     Page 1


Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On October 28, 2003, South Jersey Industries (SJI) issued a press release setting forth SJI's third quarter 2003 earnings. A copy of the press release is attached hereto as Exhibit 99 and hereby incorporated by reference.


Exhibit Index

(99) Press release, dated: October 28, 2003, issued by South Jersey Industries.

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Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.



                                       SOUTH JERSEY INDUSTRIES



                                By:    /s/ David A. Kindlick
                                       ----------------------------------------
                                       David A. Kindlick
                                       Vice President, Treasurer &
                                        Chief Financial Officer

Date:  October 28, 2003